UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 24, 2006
AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-24843	47-0810385

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400 Omaha, Nebraska		68102

(Address of principal executive offices)		(Zip Code)
(402) 444-1630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
SIGNATURES

Item 2.01. Completion of Acquisition or Disposition of Assets
Sale of tax-exempt bond by the Partnership
On August 24, 2006, America First Tax Exempt Investors, L.P. (the “Partnership”) sold its beneficial ownership of the Northwood Lakes Apartments Multifamily Housing Revenue Refunding Bonds, Series 2004B (the “Series B Bonds”) to Northwoods Lake Partners, LLC (the “Buyer”) at par value plus accrued interest of approximately $20,000 resulting in total proceeds to the Partnership of approximately $6,170,000.
Sale of Northwood Lakes Apartments by Northwood Lakes Apartments L.P., a consolidated variable interest entity
Immediately preceding the sale of the Series B Bonds by the Partnership, Northwood Lakes Apartments L.P. (the “Seller”), a variable interest entity consolidated into the financial statements of the Partnership under Financial Interpretation Number 46R (“FIN46R”), completed the sale of its apartment complex known as Northwood Lakes Apartments (the “Property”) to the Buyer for a total purchase price of $29,500,000. As part of the purchase price for the Property, the Buyer assumed the Seller’s obligations under the Northwood Lake Apartment Multifamily Housing Revenue Refunding Bonds, Series 2004A (the “Series A Bonds”) and the Series B Bonds. The Series A Bonds had a principal outstanding balance of $18,560,000 and the Series B Bonds had a principal outstanding balance of $6,150,000. The Series A Bonds are held by unaffiliated third parties.
No Relationships with the Buyer
There is no material relationship between either the Partnership, the Seller or any of their respective affiliates, on the one hand, and the Buyer or any of its respective affiliates, on the other hand.
Effect of the Sale of the Property on the Seller
The Seller realized approximately $4.3 million in net cash proceeds from the sale of the Property. These funds will be used in their entirety to retire existing obligations of the Seller including accumulated tax exempt contingent interest earned by the Partnership on the Series B Bonds. The Seller will have no further on-going operations and is expected to be dissolved with no return of capital to its partners.
Effect of the sale of the Property and Series B Bonds on the Partnership
On a Partnership only basis, the transaction resulted in the recognition of approximately $4.3 million of tax-exempt contingent interest due to the Partnership but not previously recognized due to uncertainty regarding collectibility. The sale of the Series B Bonds plus the receipt of accumulated contingent interest results in total cash to the Partnership of approximately $10.4 million. The Partnership expects to redeploy this cash into other tax-exempt bonds consistent with its investment criteria.
Accounting and reporting impact on the consolidated financial statements of the Partnership
Under accounting principles generally accepted in the United States, including FIN 46R relating to the consolidation of variable interest entities, the Partnership had been determined to be the primary beneficiary of the Property due to its ownership of the Series B Bonds. As a result, the Partnership has been required to report the assets, liabilities and operations of the Property on a consolidated basis on the Partnership’s financial statements. As a result of the sale of the Series B Bonds the Partnership is no longer the primary beneficiary in the variable interest entity and will therefore reflect the sale of the Property in its consolidated financial statements.
On a consolidated basis, the sale of the Property will result in the reduction of approximately $18.6 million in bonds payable, a decrease in total assets of approximately $7.6 million and a gain from the sale of approximately $11.1 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By America First Capital
Associates Limited
Partnership Two, General
Partner of the Partnership

By The Burlington Capital Group LLC,
General Partner of
America First Capital
Associates Limited
Partnership Two

Date: August 29, 2006

/s/ Michael J. Draper
Michael J. Draper
Chief Financial Officer
The Burlington Capital Group LLC